UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 7, 2023
ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37721	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

767 Third Avenue,
6th Floor
New York,
NY	10017
(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code): (332) 236-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACTG	The Nasdaq Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).      Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2023, the Compensation Committee of the Board of Directors of Acacia Research Corporation (the “Company”) granted restricted stock units subject to time-based vesting requirements (“RSUs”) and restricted stock units subject to performance-based vesting requirements (“PSUs”) to employees of the parent company, including the Company’s interim Chief Financial Officer, Kirsten Hoover, and the Company’s General Counsel, Jason Soncini. In addition, at the Compensation Committee’s recommendation, the Board of Directors granted RSUs and PSUs to the Company’s interim Chief Executive Officer, Martin D. McNulty, Jr. The number of RSUs and target number of PSUs that were granted under the Company’s 2016 Acacia Research Corporation Stock Incentive Plan to the Company’s interim Chief Executive Officer, interim Chief Financial Officer, and General Counsel are as follows:

Name	Number of RSUs	Number of PSUs
Martin D. McNulty Jr.	87,428	495,424
Kirsten Hoover	54,191	54,191
Jason Soncini	85,501	85,501

These grants have been made as part of the Company’s long-term incentive program and are generally intended to cover two years of annual grants (fiscal years 2023 and 2024). The Company’s long-term incentive program was adopted by the Compensation Committee to incentivize and reward employees, including members of the Company’s executive leadership team, for driving Company performance over the longer-term and to align employees and shareholders.

The RSUs vest in equal installments on each of the first three anniversaries of the grant date, subject to the executive’s continued employment through the applicable vesting date. The RSUs are double-trigger, providing for accelerated vesting only when (i) the executive’s employment is terminated (a) by the Company other than for cause or (b) by the executive for good reason, in each case, within one year following a change in control of the Company, or (ii) the RSUs are not continued, assumed or replaced by the acquiror or surviving entity in connection with a change in control.

The number of PSUs earned can range from 0% to 200% of the target number of PSUs granted (up to a maximum of 750,000 shares of the Company’s Common Stock, after taking into account the number of shares of the Company’s Common Stock subject to all other awards granted in 2023 to the applicable executive, as set forth in the Company’s 2016 Acacia Research Corporation Stock Incentive Plan) and will be based upon the level of achievement of the Company’s compound annual growth rate of its adjusted book value per share, measured over a three-year performance period beginning on January 1, 2023 and ending on December 31, 2025. Such number of PSUs that are earned and eligible to vest will become vested on the third anniversary of the grant date subject to the executive’s continued employment through such date. On the executive’s termination of employment as a result of death, due to disability, by the Company other than for cause or by the executive for good reason, in each case, after the first anniversary of the date of grant and not during the one-year period following a change in control, a pro-rata portion of the PSUs will remain eligible to become vested (to the extent earned). The same pro-rata treatment applies on a termination of employment as a result of death or due to disability during the one-year period following a change in control and all of the PSUs (to the extent determined to have been earned) will vest when (i) the executive’s employment is terminated (a) by the Company other than for cause, or (b) by the executive for good reason, in each case, if such terminations occur during the one-year period following a change in control, or (ii) the PSUs are not continued, assumed or replaced by the acquiror or surviving entity in connection with a change in control.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2023
ACACIA RESEARCH CORPORATION

	By:	/s/Martin D. McNulty, Jr.
	Name:	Martin D. McNulty, Jr.
	Title:	Interim Chief Executive Officer